Exhibit 21

CLEVELAND-CLIFFS INC AND SUBSIDIARIES

As of December 31, 2007

Name	Cliffs’ Effective Ownership	Place of Incorporation
Cleveland-Cliffs Inc		Ohio, USA
The Cleveland-Cliffs Iron Company	100%	Ohio, USA
Cleveland-Cliffs Ore Corporation	100%	Ohio, USA
Cliffs Biwabik Ore Corporation	100%	Minnesota, USA
Cliffs Marquette, Inc.	100%	Michigan, USA
Marquette Iron Mining Partnership	100%	Michigan, USA
Cliffs Oil Shale Corp.	100%	Colorado, USA
Cliffs Synfuel Corp.	100%	Utah, USA
Republic Wetlands Preserve LLC	100%	Michigan, USA
The Cleveland-Cliffs Steamship Company	100%	Delaware, USA
Cliffs Empire, Inc.	100%	Michigan, USA
Empire Iron Mining Partnership	79%	Michigan, USA
Cliffs TIOP, Inc. (fka Cliffs MC Empire, Inc.)	100%	Michigan, USA
Tilden Mining Company L.C.	85%	Michigan, USA
Marquette Range Coal Service Company	82.086%	Michigan, USA
MABCO Steam Company, LLC	40.467%	Delaware, USA
Cliffs Mining Company (fka Pickands Mather & Co.)	100%	Delaware, USA
Hibbing Taconite Company	23%	Minnesota, USA
Pickands Hibbing Corporation	100%	Minnesota, USA
Hibbing Development Company	39%	Minnesota, USA
Seignelay Resources, Inc. (fka Angola Services Corporation)	100%	Delaware, USA
Syracuse Mining Company	100%	Minnesota, USA
Wabush Iron Co. Limited	100%	Ohio, USA
Arnaud Railway Company	26.830%	Quebec, Canada
Northern Land Company Limited	13.410%	Newfoundland, Canada
Knoll Lake Minerals Limited	15.6%	Canada
Wabush Mines	26.83%	Newfoundland, Canada
Wabush Lake Railway Company, Limited	26.83%	Newfoundland, Canada
Twin Falls Power Corporation Limited	6.866%	Canada
Cliffs Erie L.L.C.	100%	Delaware, USA
Cliffs Technical Products LLC	100%	Delaware, USA
Midway Ore Company Ltd. — Minerais Midway Ltee	100%	Quebec, Canada
CLF PinnOak LLC	100%	Delaware, USA
Cliffs North American Coal LLC (fka PinnOak Resources, LLC)	100%	Delaware, USA
Pinnacle Land Company, LLC	100%	Delaware, USA
Pinnacle Mining Company, LLC	100%	Delaware, USA
Oak Grove Resources, LLC	100%	Delaware, USA
Oak Grove Land Company, LLC	100%	Delaware, USA
PinnOak Coal Sales, LLC	100%	Delaware, USA
Beard Pinnacle, LLC	100%	Oklahoma, USA
Cliffs Mining Services Company	100%	Delaware, USA
Cliffs Minnesota Mining Company	100%	Delaware, USA
United Taconite LLC	70%	Delaware, USA
Cliffs Reduced Iron Corporation	100%	Delaware, USA
Cliffs Reduced Iron Management Company	100%	Delaware, USA
Cliffs and Associates Limited	82.395%	Trinidad
CALipso Sales Company	82.395%	Delaware, USA

Name	Cliffs’ Effective Ownership	Place of Incorporation
Cliffs Renewable Energies LLC	100%	Delaware, USA
Renewafuel, LLC	70%	Minnesota, USA
Cliffs Sales Company (fka Northshore Sales Company)	100%	Ohio, USA
Northshore Mining Company	100%	Delaware, USA
Silver Bay Power Company	100%	Delaware, USA
IronUnits LLC	100%	Delaware, USA
Michigan Iron Nugget LLC	50%	Delaware, USA
Lake Superior & Ishpeming Railroad Company	100%	Michigan, USA
Cliffs International Management Company LLC	100%	Delaware, USA
Cleveland-Cliffs International Holding Company	100%	Delaware, USA
Cliffs International Lux I S.à r.l.	100%	Luxembourg
Cliffs International Mineraçâo Brasil Ltda.	100%	Brazil
Cliffs International Lux II S.à r.l.	100%	Luxembourg
Cliffs International Lux IV S.à r.l.	100%	Luxembourg
Cliffs (Gibraltar) Mather I Limited	100%	Gibraltar
Cliffs (US) Mather I LLC	100%	Delaware, USA
Cliffs International Participações Brasil Ltda.	100%	Brazil
Centennial Asset Participações Amapá S.A.	100%	Brazil
MMX Amapá Mineração Ltda.	30%	Brazil
MMX Logística do Amapá Ltda.	30%	Brazil
Cliffs Asia-Pacific Holdings Pty Limited	100%	WA Australia
Cliffs Asia-Pacific Pty Limited	100%	WA Australia
Cliffs Australia Coal Pty Ltd	100%	QLD Australia
Cliffs Australia Washplant Operations Pty Ltd	100%	QLD Australia
Sonoma Coal Project	8.333%	QLD Australia
Sonoma Mine Management Pty Ltd	45%	QLD Australia
Portman Limited	80.448%	SA Australia
Portman Mining Limited	80.448%	NA Australia
Portman Coal Investments Pty Ltd	80.448%	WA Australia
Portman Finance Pty Ltd	80.448%	WA Australia
Pelsoil Ltd	80.448%	Australia
Portman Investments Pty Ltd	80.448%	QLD Australia
Portman Iron Ore Limited	80.448%	NSW Australia
Koolyanobbing Iron Pty Ltd	80.448%	WA Australia
Esperance Iron Limited	80.448%	WA Australia
Cockatoo Island Project	40.224%	SA Australia
Cockatoo Island Holdings Pty Ltd	80.448%	NSW Australia
Portman Management Pty Ltd	80.448%	NSW Australia
Cliffs Australia Holdings Pty Ltd	100%	QLD Australia
Cliffs (Gilbraltar) Holdings Limited	100%	Gibraltar
Cliffs (Gibraltar) Limited	100%	Gibraltar
Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S.	100%	Luxembourg
Cliffs International Luxembourg S.à r.l.	100%	Luxembourg
Cliffs Netherlands B.V.	100%	The Netherlands
Cliffs (Gibraltar) Mather II Limited	100%	Gibraltar